Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollars in thousands)
Non-accrual loans	$7,548	$8,312	$10,481	$12,938	$17,454

Loans 90 days or more past due and still accruing interest	-	-	266	5	-
Subtotal	7,548	8,312	10,747	12,943	17,454
Less: Government guaranteed loans	459	439	510	604	676
Total non-performing loans	7,089	7,873	10,237	12,339	16,778
Other real estate and repossessed assets	346	766	1,487	1,569	1,494
Total non-performing assets	$7,435	$8,639	$11,724	$13,908	$18,272

As a percent of Portfolio Loans
Non-performing loans	0.25%	0.29%	0.36%	0.43%	0.62
Allowance for credit losses	1.68	1.30	1.25	1.20	1.20
Non-performing assets to total assets	0.17	0.21	0.28	0.34	0.50
Allowance for credit losses as a percent of non-performing loans	659.54	450.01	349.43	279.60	193.68

(1)	Excludes loans classified as "trouble debt restructured" that are not past due.

Troubled debt restructurings ("TDR")

	March 31, 2021
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$5,032	$34,679		$39,711
Non-performing TDR's (2)	1,105	1,459	(3)	2,564
Total	$6,137	$36,138		$42,275

	December 31, 2020
	Commercial	Retail (1)		Total
	(In thousands)
Performing TDR's	$7,956	$36,385		$44,341
Non-performing TDR's (2)	1,148	1,584	(3)	2,732
Total	$9,104	$37,969		$47,073

(1)	Retail loans include mortgage and installment loan segments.
(2)	Included in non-performing assets table above.
(3)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for credit losses

	Three months ended March 31,
	2021		2020
	Loans	Unfunded Commitments	Loans	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$35,429	$1,805	$26,148	$1,542
Additions (deductions)
Impact of adoption of ASC 326	11,574	1,469	-	-
Provision for credit losses (1)	(474)	-	6,721	-
Initial allowance on loans purchased with credit deterioration	134	-	-	-
Recoveries credited to allowance	548	-	399	-
Loans charged against the allowance	(456)	-	(773)	-
Additions included in non-interest expense	-	(32)	-	119
Balance at end of period	$46,755	$3,242	$32,495	$1,661

Net loans charged (recovered) against the allowance to average Portfolio Loans	(0.01)%		0.06%

(1)	Beginning January 1, 2021, calculation is based on CECL methodology. Prior to January 1, 2021, calculation was based on the probable incurred loss methodology.

Capitalization

	March 31, 2021	December 31, 2020
	(In thousands)
Subordinated debt	$39,300	$39,281
Subordinated debentures	39,541	39,524
Amount not qualifying as regulatory capital	(524)	(505)
Amount qualifying as regulatory capital	78,317	78,300
Shareholders’ equity
Common stock	335,704	339,353
Retained earnings	47,287	40,145
Accumulated other comprehensive income	4,338	10,024
Total shareholders’ equity	387,329	389,522
Total capitalization	$465,646	$467,822

Non-Interest Income

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In thousands)
Interchange income	$3,049	$2,819	$2,457
Service charges on deposit accounts	1,916	2,218	2,591
Net gains on assets
Mortgage loans	12,828	15,873	8,840
Securities	1,416	14	253
Mortgage loan servicing, net	5,167	(384)	(5,300)
Investment and insurance commissions	583	493	513
Bank owned life insurance	139	160	270
Other	1,308	1,170	1,380
Total non-interest income	$26,406	$22,363	$11,004

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2021	2020
	(In thousands)
Balance at beginning of period	$16,904	$19,171
Originated servicing rights capitalized	3,369	2,632
Change in fair value	3,257	(6,974)
Balance at end of period	$23,530	$14,829

Mortgage Loan Activity

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(Dollars in thousands)
Mortgage loans originated	$509,003	$502,491	$311,078
Mortgage loans sold	377,418	388,631	262,260
Net gains on mortgage loans	12,828	15,873	8,840
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	3.40%	4.08%	3.37%
Fair value adjustments included in the
Loan Sales Margin	(0.98)	(0.53)	0.78

Non-Interest Expense

	Three months ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(In thousands)
Compensation	$10,121	$10,852	$10,703
Performance-based compensation	4,292	5,485	2,121
Payroll taxes and employee benefits	4,109	3,702	3,685
Compensation and employee benefits	18,522	20,039	16,509
Data processing	2,374	2,374	2,355
Occupancy, net	2,343	2,120	2,460
Furniture, fixtures and equipment	1,003	964	1,036
Interchange expense	948	926	859
Communications	881	785	803
Loan and collection	759	708	805
Legal and professional	499	600	393
Advertising	489	594	683
FDIC deposit insurance	330	385	370
Amortization of intangible assets	242	255	255
Conversion related expenses	218	1,541	56
Supplies	174	167	184
Correspondent bank service fees	100	101	99
Provision for loss reimbursement on sold loans	34	40	37
Costs (recoveries) related to unfunded lending commitments	(32)	(8)	119
Net (gains) losses on other real estate and repossessed assets	(180)	(82)	109
Other	1,317	1,198	1,587
Total non-interest expense	$30,021	$32,707	$28,719

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
		2021			2020
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$2,827,335	$28,039	4.00%	$2,758,909	$31,688	4.61%
Tax-exempt loans (1)	6,677	84	5.10	7,861	97	4.96
Taxable securities	782,471	2,796	1.43	468,095	3,059	2.61
Tax-exempt securities (1)	311,147	1,770	2.28	59,300	490	3.31
Interest bearing cash	101,895	29	0.12	38,424	128	1.34
Other investments	18,427	188	4.14	18,359	238	5.21
Interest Earning Assets	4,047,952	32,906	3.27	3,350,948	35,700	4.28
Cash and due from banks	56,371			49,610
Other assets, net	149,971			165,271
Total Assets	$4,254,294			$3,565,829

Liabilities
Savings and interest-bearing checking	$2,140,405	675	0.13	$1,615,589	1,930	0.48
Time deposits	339,872	581	0.69	594,871	2,770	1.87
Other borrowings	108,825	962	3.59	99,535	688	2.78
Interest Bearing Liabilities	2,589,102	2,218	0.35	2,309,995	5,388	0.94
Non-interest bearing deposits	1,218,534			855,838
Other liabilities	66,547			51,033
Shareholders’ equity	380,111			348,963
Total liabilities and shareholders’ equity	$4,254,294			$3,565,829

Net Interest Income		$30,688			$30,312

Net Interest Income as a Percent of Average Interest Earning Assets			3.05%			3.63%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

Commercial Loan Portfolio Analysis as of March 31, 2021

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non-accrual	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$14,178	$175	$-	$175	1.2%
Land Development	13,274	35	-	35	0.3
Construction	75,364	36	-	36	0.0
Income Producing	362,506	2,049	-	2,049	0.6
Owner Occupied	353,101	12,219	719	12,938	3.7
Total Commercial Real Estate Loans	$818,423	$14,514	719	$15,233	1.9

Other Commercial Loans	$482,800	$15,107	654	$15,761	3.2
Total non-performing commercial loans			$1,373

Commercial Loan Portfolio Analysis as of December 31, 2020

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non-accrual	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$14,567	$116	$-	$116	0.8%
Land Development	12,176	36	-	36	0.3
Construction	68,724	36	-	36	0.1
Income Producing	358,603	3,699	-	3,699	1.0
Owner Occupied	360,510	24,693	745	25,438	7.1
Total Commercial Real Estate Loans	$814,580	$28,580	745	$29,325	3.6

Other Commercial Loans	$427,835	$16,059	695	$16,754	3.9
Total non-performing commercial loans			$1,440